UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2021

Talis Biomedical Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40047	46-3122255
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Constitution Drive
Menlo Park, California		94025
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (650) 433-3000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	TLIS	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

On April 20, 2022, Jeryl L. Hilleman notified Talis Biomedical Corporation (the “Company”) of her resignation from her position as a member of the Company’s Board of Directors (the “Board”) and as a member and chairperson of the Audit Committee of the Board (the "Audit Committee"), to be effective immediately prior to the Company’s 2022 annual meeting of the stockholders to be held on June 10, 2022 (the "Annual Meeting"). Ms. Hilleman's departure is not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Board of Director Committee Updates

Upon the recommendation of the Nominating and Corporate Governance Committee of the Board (the "N&CG Committee"), the Board has appointed (a) current director and member of the Audit Committee, Randal Scott, as chairperson of the Audit Committee and current director, Kimberly J. Popovits, to the Audit Committee and (b) Ms. Popovits as chairperson of the N&CG Committee, which appointments shall be effective as of immediately prior to the Annual Meeting.

Payment of Bonuses to Named Executive Officers

The Company filed an annual report on Form 10-K for the fiscal year ended December 31, 2020 with the Securities Exchange Commission (the "SEC") on March 30, 2021 (the “Form 10-K”). Pursuant to Instruction 1 to Item 402(c)(2)(iv) of Regulation S-K, the Company omitted from the Summary Compensation Table included in the Form 10-K final bonus amounts with respect to performance during the Company’s fiscal year ended December 31, 2020 (the “2020 Bonuses”) because the 2020 Bonuses had not yet been determined at the time the Form 10-K was filed.

On April 30, 2021, the 2020 Bonuses were paid to the Company’s named executive officers. In accordance with Item 5.02(f) of Form 8-K, the Company is providing a revised Summary Compensation Table for the Company’s fiscal year ended December 31, 2020, which includes the 2020 Bonuses and revised total compensation figures for such period.

Summary Compensation Table

The following table sets forth information regarding compensation earned by our named executive officers with respect to the fiscal year ended December 31, 2020.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Robert Kelley Chief Executive Officer and Director(3)	2020	88,636	30,750	—	1,261,103	3,701	1,384,190
Douglas Liu Former Chief Operating Officer(3)	2020	71,402	33,583	—	1,335,600	355	1,440,940
Brian Coe Former President and Chief Executive Officer(3)	2020	359,542	180,000	—	4,698,594(4)	16,481	5,254,617
(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards granted during 2020. These amounts have been computed in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation-Stock Compensation (FASB ASC Topic 718). Assumptions used in the calculation of these amounts are described in Note 10 to our audited financial statements and notes appearing elsewhere in our annual report on Form 10-K for the fiscal year ended December 31, 2020. These amounts do not reflect the actual economic value that will be realized by our named executive officers upon the vesting of the stock options, the exercise of the stock options, or the sale of the common stock underlying such stock options.
(2)
Amounts shown represent the following: (a) for Mr. Coe, $15,632 for 401(k) matching contributions and $849 in life insurance premiums paid on behalf of Mr. Coe in 2020, (b) for Mr. Kelley, $3,551 for 401(k) matching contributions and $150 in life insurance premiums paid on behalf of Mr. Kelley in 2020, and (c) for Mr. Liu, $355 in life insurance premiums paid on behalf of Mr. Liu in 2020.
(3)
Represents the named executive officer’s position as of the date of this Form 8-K. Mr. Coe resigned as our President, Chief Executive Officer and member of our Board on August 27, 2021. Mr. Kelley commenced employment as our Chief Commercial Officer in August 2020 and was appointed as our Chief Executive Officer and member of our Board on December 8, 2021. Mr. Liu commenced employment as our Senior Vice President, Operations in September 2020 and was appointed as our Chief Operating Officer in June 2021. Effective April 15, 2022, Mr. Liu resigned as our Chief Operating Officer.
(4)
This amount also reflects (i) the incremental fair value, computed in accordance with FASB ASC Topic 718 as of March 2020, when certain of Mr. Coe’s options were amended to reduce the exercise price per share to $1.51 and (ii) the grant date fair value for the performance-vesting option award granted to Mr. Coe in February 2020 of $293,962, based on the probable outcome of the performance condition as of the grant date, plus the incremental fair value of the modification of the option award in August 2020 of $1,074,607, computed as of the modification date, each in accordance with FASB ASC Topic 718. The maximum potential value of the performance vesting-option award (assuming the highest level of performance achievement) is $1,368,568, calculated under FASB ASC Topic 718.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 22, 2022	TALIS BIOMEDICAL CORPORATION

	By:	/s/ J. Roger Moody, Jr.
J. Roger Moody, Jr.
Chief Financial Officer